Exhibit 99.1
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                                 [Dreyer's Logo]

FOR IMMEDIATE RELEASE

For further information contact:
Media Contact: Dori Sera Bailey at 510/601-4241 or Kim Goeller-Johnson at 510/601-4211
Investor Contact: C. Scott Webster at 510/450-4545

            DREYER'S COMPLETES SALE OF BRANDS AND DISTRIBUTION ASSETS

    Dreamery, Whole Fruit Sorbet, the license to the Godiva Ice Cream Brand,
              And Select Distribution Assets Transfer to CoolBrands

(OAKLAND, Calif. - July 7, 2003) - Dreyer's Grand Ice Cream Holdings, Inc. (Dreyer's Holdings) (NNM: DRYR), announced today that as of July 5, 2003, it has completed the sale of its Dreamery and Whole Fruit Sorbet brands, and the assignment of its license to the Godiva ice cream brand to Integrated Brands, Inc., a subsidiary of CoolBrands International (TSX: COB.A) (CoolBrands). In the same transaction, Dreyer's Holdings also completed the sale of select distribution assets to Eskimo Pie Frozen Distribution, Inc., a subsidiary of Integrated Brands, Inc.

The brand and distribution divestitures were conditions of the proposed consent agreement with the Federal Trade Commission (FTC) that permitted the combination of Dreyer's Grand Ice Cream, Inc. (Dreyer's) with Nestle's U.S. frozen dessert business on June 26, 2003. In that transaction, Dreyer's acquired Nestle's U.S. frozen dessert business in exchange for approximately 55 million shares of Class B Common Stock of Dreyer's Holdings, the newly formed public company that now owns both Dreyer's and Nestle's U.S. frozen dessert businesses.

                                     *******

Dreyer's Holdings and its subsidiaries manufacture and distribute a full spectrum of ice cream and frozen dessert products. Brands of frozen dessert products currently manufactured and distributed by Dreyer's Holdings in the United States include Grand, Grand Light, Haagen-Dazs, Nestle Drumstick, Nestle Crunch, Butterfinger, Baby Ruth, Toll House, Carnation, Push-Up, Dole; Homemade; Fruit Bars; Starbucks; M&M/Mars and Healthy Choice. The company's premium products are marketed under the Dreyer's brand name throughout the western states and Texas, and under the Edy's name throughout the remainder of the United States. Internationally, the Dreyer's brand extends to select markets in the Far East and the Edy's brand to the Caribbean and South America. For more information on the Company, please visit www.dreyersinc.com.
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Edy's, the Dreyer's and Edy's logo design, Grand Light, and Homemade, are all trademarks or trade names of Dreyer's Grand Ice Cream, Inc. The Nestle and Haagen-Dazs trademarks are licensed to Dreyer's by Nestle. All other trademarks and trade names are owned by their respective companies and licensed to Dreyer's. 2003 by Dreyer's Grand Ice Cream Holdings, Inc. All rights reserved.


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Dreyer's Completes Sale of Brands and Distribution Assets
Page 2


Forward-Looking Statements

                  Certain statements contained in this press release are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties at the time such statements are made which may cause the company's actual actions or results to differ materially from those contained in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to, the following: the company's ability to achieve efficiencies in its manufacturing and distribution operations without negatively affecting sales; the cost of energy used in manufacturing and distribution; the cost of dairy raw materials and other commodities used in the company's products; competitors' marketing and promotion responses; market conditions affecting the prices of the company's products; the company's ability to increase sales of its own branded products; and responsiveness of both the trade and consumers to the company's new products and marketing and promotional programs.


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